EXHIBIT 99.1

JRJR33, INC. COMPLIANCE PLAN ACCEPTED BY NYSE MKT

For Immediate Release

DALLAS, TX, July 11, 2016 – JRJR33, Inc., doing business as JRJR Networks (NYSE MKT: JRJR), announced that on July 8, 2016, it received a letter from NYSE MKT LLC stating that the Exchange has accepted the Company’s plan of compliance for continued listing relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

As previously reported, JRJR Networks had received a letter on May 23, 2016 from the Exchange stating that: (i) the Company was not in compliance with Sections 134 and 1101 of the Company Guide due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 with the SEC; and (ii) the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 was a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange was authorized to suspend and, unless prompt corrective action was taken, remove the Company’s securities from the Exchange.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange and, on May 16, 2016, the Company presented its Plan to the Exchange. On July 8, 2016, the Exchange notified the Company that it accepted the Company’s Plan and granted the Company an extension until October 17, 2016 (the “Plan Period”) to regain compliance with the continued listing standards of the Company Guide. The Company will be subject to periodic review by the Exchange during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Plan Period could result in the Company being delisted from the Exchange. The Company is working diligently to regain compliance with the Company Guide by October 17, 2016.

About JRJR Networks (www.jrjrnetworks.com)

JRJR Networks is a growing platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas.  JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products; My Secret Kitchen, a U.K.-based seller of gourmet food products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology and include statements regarding the expected compliance with the Plan by October 17, 2016.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Company, including, without limitation, the risks and uncertainties that: the Company may not make progress consistent with the Plan during the Plan Period and may not be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 on or prior to the timeframe set forth above; the Company may not be able to regain compliance with the Company Guide by October 17, 2016, which would result in the Company’s common stock being delisted by the Exchange; if the Company does not comply with the timeframe set forth above, then the Company’s common stock may be delisted by the Exchange; and other risks and outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC. Many of these factors are beyond our control. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the Company’s filings with the SEC and the Company’s other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact: Tucker Gagen
tucker.gagen@jrjrnetworks.com